Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-130214) and the Registration Statements on Form S-8 (Nos. 33-62829, 33-62835, 33-63249, 333-03275, 333-03277, 333-118732, 333-19241, 333-77615, 333-59854, 333-108384, 333-133434, 333-135893, 333-135894 and 333-135897) of Burlington Northern Santa Fe Corporation of our report dated February 12, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
February 14, 2008